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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-71974, 333-58474 and 333-82529), Form S-4
(File Nos. 333-40646 and 333-78219) and Form S-8 (File No. 333-56117, 333-52536,
333-45629 and 333-64168) of Raytheon Company of our report dated January 24, 2002, except as to the second, sixth and ninth paragraphs of Note B, the fourth paragraph of Note C, the sixth paragraph of Note P and the information in Note T, as to which the date is March 12, 2002, relating to the consolidated financial statements, which appears in the 2001 Annual Report to Stockholders, which is included in Exhibit 13 to this Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2002 relating to the financial statement schedule, which appears in Exhibit 23.2 to this Form 10-K.

PricewaterhouseCoopers LLP

Boston, MA
March 18, 2002